UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2015

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Crowne Plaza™ Hollywood Beach Resort

On June 19, 2015, two wholly-owned subsidiaries of Sotherly Hotels LP (the “Operating Partnership”), the limited partnership through which Sotherly Hotels Inc., as sole general partner of the Operating Partnership (the “Company” and, together with the Operating Partnership and subsidiaries of the Operating Partnership, “we” and “our”), owns its assets and conducts its operations, entered into a definitive purchase agreement (the “Purchase and Sale Agreement”) to acquire from an affiliate of The Carlyle Group its 75.0% interest in the entities that own the 311-room Crowne Plaza™ Hollywood Beach Resort (the “Hollywood Hotel”). After the closing of this transaction, the Company will own a 100.0% interest in the Hollywood Hotel.

Through a joint venture with an affiliate of The Carlyle Group, the Company currently owns a 25.0% indirect interest in (i) the entity that owns the Hollywood Hotel (the “JV Owner”), and (ii) the entity that leases the Hollywood Hotel and has engaged MHI Hotels Services, LLC, which does business as Chesapeake Hospitality, to operate the hotel under a management contract (the “JV Lessee”). Affiliates of The Carlyle Group currently own a 75.0% indirect controlling interest in each of the JV Owner and the JV Lessee, which collectively represent The Carlyle Group’s entire beneficial interest in the Hollywood Hotel.

The purchase price for the remaining 75.0% interest in the Hollywood Hotel will be a cash payment in the aggregate amount of $26,250,000. An existing mortgage loan secured by the Hollywood Hotel in the amount of $57.0 million issued by Bank of America, N.A. (the “Hollywood Mortgage Loan”) will remain in place. The Hollywood Mortgage Loan matures in January 2017 and requires monthly payments of interest at a rate of LIBOR plus 3.95%. Pursuant to the Purchase and Sale Agreement, we will acquire from affiliates of The Carlyle Group the 75.0% equity interest in each of the JV Owner and the JV Lessee that we do not currently own, and certain affiliates of The Carlyle Group will be released as guarantors under, and from certain indemnification obligations pursuant to, the Hollywood Mortgage Loan.

We anticipate the closing of the acquisition of the remaining 75.0% interest in the Hollywood Hotel to occur on or before August 15, 2015, subject to customary closing conditions, including the lender’s approval of the credit support arrangements with the Company and the related release of affiliates of The Carlyle Group as guarantors under, and from certain indemnification obligations pursuant to, the Hollywood Mortgage Loan.

The Purchase and Sale Agreement is attached to this Current Report on Form 8-K as Exhibit 10.53 and is incorporated by reference herein. The foregoing summary description of the Purchase and Sale Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Purchase and Sale Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 22, 2015, the Company issued a press release announcing the acquisition of the remaining interest in the Hollywood Hotel, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits

10.53	Purchase and Sale Agreement by and between MHI Hospitality TRS II, LLC, MHI Hotel Investments Holdings LLC and CRP/MHI Holdings, L.L.C. dated as of June 19, 2015.

99.1	Press Release of Sotherly Hotels Inc. dated June 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

SOTHERLY HOTELS LP
by its General Partner,
SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

Exhibit List

10.53	Purchase and Sale Agreement by and between MHI Hospitality TRS II, LLC, MHI Hotel Investments Holdings LLC and CRP/MHI Holdings, L.L.C. dated as of June 19, 2015.

99.1	Press Release of Sotherly Hotels Inc. dated June 22, 2015.

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